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                                                                  EXHIBIT 10.1

[IMPERIAL BANK LETTERHEAD]

Subject: Credit Terms and Conditions ("Agreement")

Gentlemen:

To induce you to make loans to the undersigned (herein called "Borrower"), and in consideration of any loan or loans you, in your sole discretion, may make to Borrower, Borrower warrants and agrees as follows:

A. Borrower represents and warrants that:

     1.   Existence and Rights. Company is a California Corporation.

Borrower is duly organized and existing and in good standing under the laws of the State of California (without limit as to the duration of its existence) and is authorized and in good standing to do business in the State of California; Company has powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity, except;

Great Pacific Insurance Company
Pinnacle Data Corporation
Fastrac Systems, Inc. Insurance Agent and Broker, and Fastrac Systems, Inc.

     2. AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

     3. NO CONFLICT. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

     4. LITIGATION. To the knowledge of Borrower (I) there is no litigation or other legal proceedings pending or threatened against Borrower, which individually or in the aggregate would have a material adverse effect on the financial condition, operations, or business of Borrower; and
          (ii) Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, where such default would have a material adverse effect to the financial condition, operations or business of Borrower.

     5. FINANCIAL CONDITION. The balance sheet of Borrower as of 6/30/95, and the related profit and loss statement for the six months ended on that date, copy of which has heretofore been delivered to you by Borrower, and all other statements and data submitted in writing by Borrower to you in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement fairly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no materially adverse changes in the financial condition or business of Borrower. Except for the undertaking to repurchase approximately 700,000 shares of common stock of Borrower either in the open market or in privately negotiated transactions, Borrower has no knowledge of any material liabilities, contingent or otherwise, at such date not reflected in said balance sheet in any case where such liabilities are required to be so set forth in accordance with generally accepted accounting principles, consistently applied.

     6.   TITLE TO ASSETS. Borrower has good title to its assets.

     7. TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, not subject to dispute by Borrower and for which reasonable reserves have been established and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

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8.   TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

9. REGULATION U. The collateral for this loan is not margin stock within the definition of Regulation U of the Board Governors of the Federal Reserve system.

B. Borrower agrees that so long as it is indebted to you, it will, unless you shall otherwise consent in writing:

     1. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair, conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve kind its existence.

     2. INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses.

     3. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

          (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

          (b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed adequate with respect thereto.

     4. NET WORTH. Maintain a tangible net worth (meaning the excess of all assets, excluding any value for good will, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, over its liabilities) of not less than $26,000,000.

     5. PROFITABILITY. Borrower to be profitable for the third and fourth quarters of the 1996 fiscal year, thereafter, on a fiscal year basis and shall not have losses for any two consecutive quarters.

     6. CASH FLOW COVERAGE. Commencing with fiscal year 1997, the sum of Borrower's net profit plus period depreciation divided by the current portion of long term debt and capitalized leases shall not be less than 1.5 times.

     7. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit your representatives to have access to, and to examine its properties, books and records at all reasonable times; and furnish you:

          (a) As soon as available, and in any event within 45 days after the close of each quarter of each fiscal year of Borrower, commencing with the quarter next ending, a balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end audit adjustments.

          (b) As soon as available, and in any event within 120 days after the close of each fiscal year of Borrower, a report of audit of Company as of the close of and for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the close of and for the previous fiscal year, with the unqualified opinion of accountants satisfactory to you, or no third party opinion required.

          (c) Within 90 days after the end of each fiscal year of Borrower, a certificate of chief financial officer of Borrower, stating that to the actual knowledge of such officer, Borrower has performed and observed all material covenants on its part required to be performed by it except where the failure to so perform or observe would have a material adverse effect on the financial condition, operations or business of Borrower,

          (d) Promptly after the receipt thereof by Borrower shall send to its stockholders, if any, and copies of all reports which Borrower may file with the Securities and Exchange Commission or any governmental authority at any time substituted therefor, and

          (e) Such other information relating to the affairs of Borrower as you reasonably may request from time to time.

          (f) Notice of Default. Promptly notify the Bank in writing of the occurrence of any event of default hereunder or any event which upon notice and lapse of time would be an event of default.

               C. Borrower agrees that so long as it indebted to you, it will not, without your written consent:

               1. TYPE OF BUSINESS; MANAGEMENT; EXECUTIVES' COMPENSATION. Make any substantial change in its business or operations or make any change in incumbency of Mark A. Speizer as chairman and Chief Executive Officer of Borrower or of Bruce A. Cole as President of Borrower.

               2. DIVIDENDS, STOCK PAYMENTS. If a corporation, declare or pay any dividend (other than dividends payable in common stock of Borrower) or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock; except, however, 100% of net after tax earnings for such dividend period excluding the retirement or redemption of the approximately 700,000 shares of Common Stock of Borrower being repurchased and Borrower may pay cash dividends to its shareholders so long as no default shall have occurred hereunder and remained uncured.





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D. The occurrence of any one of the following events of default shall, at your option, terminate your commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to you immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

1. FAILURE TO PAY NOTE. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to you within 10 days of the date when due.

2. BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this Agreement binding upon Borrower, which failure continues and is not cured within thirty days after written notice from Bank to Borrower.

3. BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

4. INSOLVENCY, RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

5. JUDGMENTS, ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets, which judgment, writ or warrant of attachment or similar process will have a material adverse effect on the financial condition, operations and business of Borrower and which remains unvacated, unbonded, or unstayed for a period of 30 days or in any event later than five days prior to the day of any proposed sale or execution under such judgment, writ, warrant of attachment or similar process.

6. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

E. Miscellaneous Provisions

1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of your Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement of any note issued in connection with a loan that your Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

2. NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this agreement shall be in writing and shall be mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, with signature required by recipient, addressed as follows:

   Notices to Borrower:

               Bruce A. Cole, President
               National Insurance Group
               355 Oyster Point Boulevard, Suite 500
               South San Francisco, California 94080-1933

   With a copy (which shall
   not constitute notice) to:

               Robert P. Barbarowicz
               Executive Vice President and General Counsel
               355 Oyster Point Boulevard, Suite 500
               South San Francisco, California 94080-1933

   Notices to Bank:

               Joseph J. McCarthy, Vice President
               Imperial Bank
               456 Montgomery Street, 6th Floor
               San Francisco, California 94104

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressees (with the return receipt, the delivery receipt, the affidavit of messenger being conclusive evidence of such delivery) or at such time as delivery refused by the addressees upon presentation.

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Agreed to and Accepted:                          Agreed to and Accepted
National Insurance Group                         Imperial Bank

By: /s/ ROBERT P. BARBAROWICZ  Date 9/10/96      By: /s/ JOSEPH J. McCarthy  Date: 9/10/96
    -------------------------       -------          ----------------------        -------
      (Signature and Title)                          (Signature and Title)
      Robert P. Barbarowicz
      Executive Vice President
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
By /S/ R.J. LELIEUR                      Date   9/10/96            By                                        Date
  -------------------------------------       ------------------     -------------------------------------        ------------------
  (Signature and Title)
   Vice President & Treasurer
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